Appendix "B"
To
Custodian Agreement
Between
The Bank of new York and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of September 18, 1997
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN     PURPOSE
Bank of New York    FICASH
      FITERM
B.  Special Subcustodians:
SUBCUSTODIAN     PURPOSE
Bank of New York    FICASH
Chemical Bank, N.A.    Third Party Repurchase Agreements*

Citibank, N.A.     Global Bond Certificates**



____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:
 FUND      PORTFOLIO
Fidelity Institutional Cash Portfolios  U.S. Treasury Portfolio II
Fidelity Hereford Street Trust   Spartan Money Market Fund
Fidelity Select Portfolios    Money Market Portfolio
Fidelity Union Street Trust II   Fidelity Daily Income Trust
      Spartan World Money Market Fund
Fidelity Phillips Street Trust   Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
     Fidelity Advisor Series VIII:  Fidelity Advisor Strategic Income
Fund only.
C.  Foreign Subcustodians:
COUNTRY FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina  First National Bank of Boston, Buenos Aires  Caja de
Valores, S.A.

Australia  Australia and New Zealand Banking  Austraclear Limited
   Group Ltd. (ANZ), Melbourne
         The Reserve Bank Information and
         Transfer System (RITS)
Austria   Creditanstalt - Bankverein,    Osterreichische Kontrollbank
   Vienna      Aktiengesellschaft (OEKB)
Bangladesh  Standard Chartered Bank PLC, Dhaka  None
Belgium   Banque Bruxelles Lambert,   Caisse Interprofessionnelle de
Depot
   Brussels      et de Virement de Titres (CIK);
         Banque Nationale de Belgique
Botswana  Stanbic Bank Botswana Ltd., Gabarone  None
Brazil   First National Bank of Boston,   Sao Paulo Stock Exchange
   Sao Paulo     (BOVESPA); Sistema Especial de
         Liquidacao e Custodia (SELIC);
         Rio de Janeiro Exchange (BVRJ);
         Camara de Liquidacao e Custodia
         S.A (CLC);
         Central de Custodia e Liquidacao
         Financeira de Titulos (CETIP)
Canada   Royal Bank of Canada    Canadian Depository for Securities,
         Ltd. (CDS)
Chile   Banco de Chile, Santiago    None
   First National Bank of Boston, Santiago
China- Shanghai  Standard Chartered Bank, Shanghai   Shanghai
Securities Central Clearing
          & Registration Corp. (SSCCRC)
China- Shenzhen  Standard Chartered Bank, Shenzhen  Shenzhen
Securities Registration
         Corp. Ltd. (SSRC)
Colombia  Cititrust Colombia S.A., Sociedad Fiduciaria, None
   Bogota
Czech Republic  Ceskoslovenska Obchodnibanka,   Securities Center
(SCP);
    S.A., Prague     Czech National Bank
Denmark  Den Danske Bank, Copenhagen   Vaerdipapircentralen-VP Center
Ecuador   Citibank, N.A., Quito    None
Egypt   Citibank, N.A., Cairo    None
Finland   Merita Bank Ltd., Helsinki    Helsinki Money Market Center
Ltd.
         (HMMC)

France   Banque Paribas, Paris    SICOVAM;
         Banque de France
Germany  Dresdner Bank AG, Frankfurt   Deutscher Kassenverein AG (DKV)
Ghana   Merchant Bank (Ghana) Ltd., Accra  None
Greece   National Bank of Greece, S.A.   Apothetirio Titlon A.E.
Hong Kong  The Hongkong & Shanghai Banking  Hong Kong Securities
Clearing Co.,
    Corp. Ltd., Hong Kong                 Ltd. (HKSCC); Central
Clearing &
         Settlement System (CCASS)

Hungary   Citibank Budapest Rt.    Central Depository & Clearing House
         (Budapest) Ltd. (KELER Ltd.)
India   Hongkong & Shanghai Banking Corp. Ltd.,  None
   Mumbai
Indonesia  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Jakarta
Ireland   Allied Irish Banks, plc., Dublin   Gilt Settlement Office
(GSO);
         CREST

Israel   Bank Leumi Le-Israel, B.M., Tel Aviv  Tel-Aviv Stock Exchange
         (TASE) Clearinghouse Ltd.
Italy   Banca Commerciale Italiana, Milan   Monte Titoli S.p.A.;
   Banque Paribas, Milan    Banca d'Italia
Japan   Yasuda Trust & Banking Co. Ltd.   Japan Securities Depository
Center
   Fuji Bank, Ltd., Tokyo    (JASDEC);
   Bank of Tokyo - Mitsubishi, Ltd., Tokyo  Bank of Japan
Jordan   British Bank of the Middle East, Jordan, Amman None
Kenya   Stanbic Bank Kenya Ltd., Nairobi   None
Luxembourg  Banque Internationale a Luxembourg, Luxembourg None
Malaysia  Hongkong Bank Malaysia Berhad,   Malaysian Central
Depository Sdn.       Kuala Lumpur     Bhd. (MCD)
Mexico   Banco Nacional de Mexico S.A., Mexico, D.F. Institucion para
el Deposito de             Valores- S.D. INDEVAL, S.A. de
C.V.
Morocco  Banque Commerciale du Maroc, Casablanca  None
Namibia   Stanbic Bank Namibia Ltd., Windhoek  None
Netherlands  MeesPierson N.V.    Nederlands Centraal Instituut voor
         Giraal Effectenverkeer  BV             (NECIGEF)/KAS
Associatie, N.V.             (KAS)
New Zealand  Australia and New Zealand Banking  New Zealand Securities
Depository
   Group Ltd. (ANZ)    Limited (NZCDS)
Norway   Den norske Bank, Oslo    Verdipapirsentralen (VPS)

Pakistan   Standard Chartered Bank, Karachi   None

Peru   Citibank, N.A., Lima    Caja de Valores (CAVAL)
Philippines  Hongkong & Shanghai Banking Corp. Ltd.,   The Philippines
Central Depository      Manilla      Inc. (PCD)

Poland   Bank Handlowy W. Warzawie, S.A., Warsaw National Depository
of Securities;
         National Bank of Poland

Portugal   Banco Comercial Portugues, S.A.,   Central de Valores
Mobiliaros
   Lisbon      (Interbolsa)
Russia   Credit Suisse First Boston (Moscow) Ltd.  None
Singapore  United Overseas Bank, Singapore   Central Depository Pte
Ltd. (CDP)
Slovak Republic  Ceskowslovenska Obchodna Banka, A.S.,  Stredisko
Cennych Papierov (SCP);
   Bratislava     National Bank of Slovakia (NBS)

South Africa  Standard Bank of South Africa Ltd.,  None
   Johannesburg
South Korea  SeoulBank, Seoul     Korean Securities Depository (KSD)
Spain   Banco Bilbao Vizcaya,    Servicio de Compensacion y
Madrid      Liquidacion de Valores (SCLV);
         Banco de Espana
Sri Lanka  Standard Chartered Bank, Colombo   Central Depository
System, (Pvt)             Limited (CDS)
Swaziland  Stanbic Bank Swaziland Ltd., Mbabane  None
Sweden   Skandinaviska Enskilda Banken, Stockholm
Vardepappercentralen VPC AB
Switzerland  Bank Leu Ltd., Zurich    Schweizerische Effecten- Giro A.
G.      Union Bank of Switzerland, Zurich   (SEGA)
Taiwan   Hongkong and Shanghai Banking Corp., Ltd.,  Taiwan Securities
Central Depository
   Taipei       Co., Ltd., (TSCD)
Thailand   The Siam Commercial Bank Public Company Ltd., Thailand
Securities Depository
   Bangkok      Company (TSD)
Transnational        CEDEL S.A., Luxembourg
         Euroclear Clearance System
         Societe Cooperative, Belgium
Turkey   Osmanli Bankasi A.S.    Takas ve Saklama A.S., (TvS);
   (Ottoman Bank) Istanbul    Central Bank of Turkey
United Kingdom  The Bank of New York, London   Central Gilts Office
(CGO)
         Central Moneymarkets Office (CMO)
         CREST
         First Chicago Clearing Centre (FCCC)
Uruguay   The First National Bank of Boston, Montevideo None

Venezuela  Citibank, N.A., Caracas    None
Zambia   Stanbic Bank Zambia Ltd., Lusaka   Lusaka Stock Exchange
Zimbabwe  Stanbic Bank Zimbabwe Ltd., Harare  None
      Each of the Investment Companies Listed
      on Appendix "A" to the Custodian Agreement,
      on Behalf of each of Their Respective Portfolios
      By:        /s/John Costello
      Name:       John Costello
      Title:         Asst. Treasurer